EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated February 24, 2000 with respect to the consolidated financial statements and schedule included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (File No. 333-16385, File No. 333-35937, File No. 333-56171, and File No. 333-75945).


                                                  /s/ PISENTI AND BRINKER LLP
                                            -----------------------------------
                                                      PISENTI AND BRINKER LLP

Santa Rosa, California
March 24, 2001